Exhibit 99.3

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

The Board of Directors

Brio Software, Inc.
4980 Great America Parkway
Santa Clara, California 95054

Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex C to, and to the reference thereto under the captions “SUMMARY — Opinion of Brio’s financial advisor” and “THE MERGER — Opinion of Brio’s financial advisor” in, the Proxy Statement/ Prospectus relating to the proposed merger involving Brio Software, Inc. and Hyperion Solutions Corporation (“Hyperion”), which Proxy Statement/ Prospectus forms a part of the Registration Statement on Form S-4 of Hyperion. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

August 15, 2003